U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 25, 2010

APOLLO CAPITAL GROUP, INC.
(Exact Name of registrant as specified in its Charter)

Florida	001-34296	22-3962092
State of Incorporation	Commission File No.	I.R.S. Employer Identification No.

20900 N.E. 30th Ave., 8th Floor, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code, (786)                  871-                    -              4858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2010, Humberto Madieros de Moraes and Ramon Cachaleiro Troitino were elected as Vice President and Secretary-Treasurer of Apollo Capital Group, Inc. (the “Company”), respectively.

Since 1989, Mr. de Moraes, 66, has served as Chief Executive Officer of Capital Merchant Bank, a Sao Paolo, Brazil-based merchant banking firm.  For at least the past eight (8) years, Mr. Troitino, 65, has been the Managing Director of MAK, S.A., a Spanish-based investment advisory firm.  He has a background as an economist.

The Company has not entered into any employment or other compensatory arrangements with Messrs. de Moraes and Troitino.

On March 24, 2010, the Board of Directors was expanded to four (4) members and Jao Borges Andrade, Thorsten Barth and Ciaran Kelly were appointed to fill the newly-created vacancies.

Mr. Andrade, 66, has for the past fifteen (15) years been the Managing Director of TLT Marketing, S.A., a Lisbon, Portugal-based market research firm.  Mr. Andrade is an economist with a specialization in market strategies.

Mr. Barth, 39, has for the past six (6) years been the Managing Director of Deweg Investments AG, a private investment firm based in Zug, Switzerland.  His background is in banking.

Mr. Kelly, 45, has for the past eight (8) years been the President of Moreline, Ltd., a London, England-based computer leasing company.

Messrs. Andrade, Barth and Kelly were appointed to the board given their respective experience in finance, economics, investments and banking.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO CAPTIAL GROUP, INC.
Dated: March 26, 2010

	By:	/s/ Sigfried M. Klein
Sigfried M. Klein, President